UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 20, 2013

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA		91320-1799
(Address of Principal Executive Offices)		(Zip Code)

805-447-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2013 (the “Effective Date”) we entered into a 5-year term loan facility credit agreement with Bank of America, N.A., as administrative agent, the banks party thereto and the other agents and arrangers party thereto, providing for a total of $5.0 billion in senior unsecured term loans. Proceeds of the senior unsecured term loans under the term loan facility credit agreement are to be used along with other available funds (i) to finance the acquisition by the Company of Onyx Pharmaceuticals, Inc. (the date of consummation of such acquisition, the “Closing Date”) and (ii) to pay fees and expenses incurred in connection therewith. The senior unsecured term loans under the term loan facility credit agreement are subject to quarterly amortization equal to 2.5% of the original aggregate principal amount thereof and the remaining principal balance will mature, and be payable in full, on the fifth anniversary of the Closing Date.

The senior unsecured term loans under the term loan facility credit agreement will bear interest at an annual rate of, at our option, either (i) the applicable LIBOR rate plus between 0.750% and 1.625%, depending on the rating of our senior long-term unsecured debt or (ii) the highest of (A) Bank of America, N.A.’s publicly announced “prime rate”, (B) the overnight federal funds rate plus 0.50% and (C) one month LIBOR plus 1.00% (such highest rate, the “base rate”), plus between 0.000% and 0.625%, depending on the rating of our senior long-term unsecured debt. Based on our current ratings (A with Standard & Poor’s Ratings Services; Baa1 with Moody’s Investors Service, Inc.), as of the Effective Date senior unsecured term loans under the term loan facility credit agreement will bear interest at an annual rate of, at our option, the applicable LIBOR rate plus 1.00% or the base rate.

The term loan facility credit agreement contains customary affirmative and negative covenants, including limitations on mergers, consolidations and sales of assets, limitations on liens and sales and leasebacks, limitations on transactions with affiliates and limitations on subsidiary indebtedness as well as other customary terms and provisions, including the right to repay the senior unsecured term loans under the term loan facility credit agreement at any time without premium or penalty. In addition, the term loan facility credit agreement contains a maximum ratio of total debt to the sum of net worth and total debt, each on a consolidated basis.

The description of the term loan facility credit agreement above does not purport to be complete and is qualified in its entirety by reference to the term loan facility credit agreement, which is filed as an exhibit to this report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the financing transaction set forth in Item 1.01 is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

10.1	Term Loan Facility Credit Agreement, dated as of September 20, 2013, among Amgen Inc., the Banks therein named, Bank of America, N.A, as Administrative Agent, and Barclays Bank PLC and JPMorgan Chase Bank, N.A., as Syndication Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: September 20, 2013	By:	/s/ Jonathan M. Peacock
	Name:	Jonathan M. Peacock
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Term Loan Facility Credit Agreement, dated as of September 20, 2013, among Amgen Inc., the Banks therein named, Bank of America, N.A., as Administrative Agent, and Barclays Bank PLC and JPMorgan Chase Bank, N.A., as Syndication Agents.